                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 31, 1997

                            CRESCENT OPERATING, INC.
             (Exact name of Registrant as specified in its Charter)


         Delaware                   333-25223                75-2701931
 (state of organization)     (Commission File Number)       (IRS Employer
                                                         Identification Number)

306 West 7th Street
Suite 1025
Fort Worth, Texas                                          76102
(Address of Principal Executive                           (Zip code)
offices)

                                 (817) 339-1010
              (Registrant's telephone number, including area code)

On August 14, 1997, Crescent Operating, Inc. (the "Company" or "Crescent Operating") filed a Form 8-K dated July 31, 1997, containing a description of
(i) The Woodlands Operating transaction (pursuant to which WOCOI Investment Company, a subsidiary of the Company, aquired a 42.5% general partner interest in The Woodlands Operating Company, L.P.("TWOC")) and (ii) a then-pending investment in The Woodlands Land Company, Inc. ("LandCo") in Item 2. This
Form 8-K/A amends the previously filed Form 8-K to reflect the Company's acquisition of an interest in LandCo and to include the financial statements and pro forma disclosure required by Item 7 of Form 8-K. TWOC and LandCo are collectively referred to as "The Woodlands Entities" throughout this document.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 29, 1997, Crescent Operating, Inc. (the "Company") acquired from Crescent Real Estate Equities Limited Partnership ("Crescent Operating Partnership"), for approximately $2.0 million (the "Purchase Price"), all of the voting stock, representing a 5% equity interest in The Woodlands Land Company, Inc. ("LandCo"). The Purchase Price for the Company's interest in LandCo represents 5% of the total amount invested in LandCo by Crescent Operating Partnership. The Company also will reimburse Crescent Operating Partnership for the expenses, legal fees, and transaction costs incurred by Crescent Operating Partnership in connection with Crescent Operating Partnerships previous investment in LandCo's voting stock.

LandCo is a newly-formed residential development corporation which was formerly wholly owned by Crescent. LandCo holds a 42.5% general partner interest in, and is the managing general partner of, The Woodlands Land Development Company, L.P. ("Landevco"), a Texas limited partnership in which certain Morgan Stanley funds hold a 57.5% partner interest. LandCo's general partner interest in Landevco is subject to adjustment to up to 52.5%, in the event LandCo achieves certain levels of profitability and the Morgan Stanley funds receive certain rates of return on their investment in Landevco. Landevco primarily owns (i) approximately 6,400 acres of land capable of supporting the development of more than 20,000 lots for single-family homes, (ii) approximately 2,500 acres capable of supporting more than 21.5 million net rentable square feet of commercial development, (iii) a realty office, (iv) contract rights relating to the operation of its property, (v) an athletic center, (vi) a 49% interest in a mortgage company and (vii) a 50% interest in a title company.

Funds used to acquire the Company's interest in LandCo were obtained with proceeds from the $20.4 million line of credit (the "Line of Credit") provided by Crescent Operating Partnership. The Line of Credit bears interest at the rate of 12% per annum and is payable on an interest only basis during its term, which expires on the later of (i) May 21, 2002 or (ii) five years after the last draw under the Line of Credit. Draws may be made under the Line of Credit until June 22, 2002. The Line of Credit is a recourse obligation and amounts outstanding thereunder are or will be secured to the extent not prohibited by preexisting arrangements, by a first lien on the assets owned by the Company now or in the future (other than assets acquired after June 30, 1997, which may be pledged in the future to secure nonrecourse loans).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) FINANCIAL STATEMENTS UNDER RULE 3-05 OF REGULATION S-X

            The Woodlands Corporation and subsidiaries

            Report of Independent Public Accountants.

            Consolidated Balance Sheets as of January 31, 1997 and 1996 (audited) and July 31, 1997 (unaudited).

            Consolidated Statements of Earnings (Loss) for the years ended January 31, 1997 and 1996 (audited) and the six months ended July 31, 1997 and 1996 (unaudited).

            Consolidated Statements of Changes in Stockholder's Equity for the years ended January 31, 1997 and 1996 (audited) and the six months ended July 31, 1997 (unaudited).

            Consolidated Statements of Cash Flows for the years ended January 31, 1997 and 1996 (audited) and the six months ended July 31, 1997 and 1996 (unaudited).

            Notes to Consolidated Financial Statements.

        (b) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

            Crescent Operating, Inc.

                Pro Forma Consolidated Balance Sheet as of June 30, 1997 and notes thereto.

                Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 and notes thereto.

                Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 and notes thereto.

            The Woodlands Entities

                Pro Forma Combined Statement of Operations for the year ended January 31, 1997 and notes thereto.

                Pro Forma Combined Statement of Operations for the six months ended July 31, 1997 and notes thereto.

        (c) EXHIBITS

            The following is a list of all exhibits filed as a part of this Form 8-K/A

         EXHIBIT NO.     DESCRIPTION OF EXHIBIT
         -----------     ----------------------

           23.01         Consent of Arthur Andersen LLP, Independent Public
                         Accountants, dated October 10, 1997 (filed herewith).

                                  SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 14, 1997               CRESCENT OPERATING, INC.

                                         By:      /s/ JEFFREY L. STEVENS
                                                  ----------------------
                                                  Jeffrey L. Stevens
                                                  Treasurer, Chief Financial
                                                  Officer and Secretary

                         INDEX TO FINANCIAL STATEMENTS


The Woodlands Corporation and Subsidiaries

       Report of Independent Public Accountants..................................................................F-2

       Consolidated Balance Sheets as of January 31, 1997 and 1996 (audited) and July 31, 1997
       (unaudited)...............................................................................................F-3

       Consolidated Statements of Earnings (Loss) for the year ended January 31, 1997 and 1996 (audited)
       and the six months ended July 31, 1997 and 1996 (unaudited)...............................................F-4

       Consolidated Statement of Changes in Stockholder's Equity for the years ended
       January 31, 1997 and 1996 (audited) and the six months ended July 31, 1997 (unaudited)....................F-5

       Consolidated Statement of Cash Flows for the year ended January 31, 1997 and 1996
       (audited) and the six months ended July 31, 1997 and 1996 (unaudited).....................................F-6

       Notes to Consolidated Financial Statements................................................................F-7

PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

    Crescent Operating, Inc.

       Pro Forma Consolidated Balance Sheet as of June 30, 1997 and notes thereto................................F-18

       Pro Forma Consolidated Statement of Operations for the Year Ended
       December 31, 1996 and notes thereto.......................................................................F-20

       Pro Forma Consolidated Statement of Operations for the Six Months Ended
       June 30, 1997 and notes thereto...........................................................................F-22

    The Woodlands Entities

       Pro Forma Combined Statement of Operations for the Year Ended
       January 31, 1997 and notes thereto........................................................................F-25

       Pro Forma Combined Statement of Operations for the Six Months Ended
       July 31, 1997 and notes thereto...........................................................................F-28

                              ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors,
The Woodlands Corporation:

We have audited the accompanying consolidated balance sheets of The Woodlands Corporation (a Delaware corporation and a wholly-owned subsidiary of Mitchell Energy & Development Corp.) and subsidiaries (the Company) as of January 31, 1997 and 1996, and the related consolidated statements of earnings (loss), changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Woodlands Corporation and subsidiaries as of January 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                /s/ ARTHUR ANDERSEN LLP
                                                -----------------------------

Houston, Texas
March 14, 1997

                   THE WOODLANDS CORPORATION AND SUBSIDIARIES
       (A WHOLLY-OWNED SUBSIDIARY OF MITCHELL ENERGY & DEVELOPMENT CORP.)
                          CONSOLIDATED BALANCE SHEETS
                  JULY 31, 1997 AND JANUARY 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                      JANUARY 31,
                                                                   JULY 31,     -------------------------
                                                                    1997           1997           1996
                                                                 ----------     ----------     ----------
                                                                 (UNAUDITED)
ASSETS

CASH AND CASH EQUIVALENTS ..................................     $    1,858     $   23,856     $    3,469
                                                                 ----------     ----------     ----------
RECEIVABLES
  Notes and contracts receivable, net of allowance for
      doubtful accounts of $1,646, $1,524 and $576 .........         44,348         37,092         35,045
  Accounts receivable, net of allowance for
      doubtful accounts of $593, $474 and $634 .............          7,065          5,966          3,451
  Mitchell Mortgage Company short-term receivables .........             --             --         13,732
                                                                 ----------     ----------     ----------
                                                                     51,413         43,058         52,228
                                                                 ----------     ----------     ----------
REAL ESTATE
  The Woodlands
      Land development .....................................        507,969        509,069        502,121
      Commercial properties, net of accumulated
           depreciation of $34,526, $33,370 and $35,544 ....         88,143         80,515         93,029
      Equity investments and property  management ..........         25,581         26,307         22,051
      Other assets .........................................          1,797          3,043         13,940
                                                                 ----------     ----------     ----------
                                                                    623,490        618,934        631,141
  Other properties, primarily held for disposal ............         27,713         30,887         89,293
                                                                 ----------     ----------     ----------
                                                                    651,203        649,821        720,434
                                                                 ----------     ----------     ----------
OTHER ASSETS ...............................................          6,195          8,193          9,704
                                                                 ----------     ----------     ----------
                                                                 $  710,669     $  724,928     $  785,835
                                                                 ==========     ==========     ==========
Liabilities and Stockholder's Equity

LIABILITIES
  Accounts payable and accrued liabilities .................     $   27,778     $   33,230     $   25,459
  Short-term debt, repaid in January 1997 ..................             --             --         13,732
  Mortgages and notes payable ..............................          1,072          1,271         32,875
  Subordinated note payable to Mitchell ....................        377,152        393,328        419,273
  Deferred income taxes ....................................        120,554        118,416        127,212
  Deferred income ..........................................         15,498         18,421         17,950
  Other ....................................................         12,419         13,106         19,103
                                                                 ----------     ----------     ----------
                                                                    554,473        577,772        655,604
                                                                 ----------     ----------     ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
  Common stock, $1.00 par value, 1,000 shares
       authorized, issued and outstanding ..................              1              1              1
  Contributed capital ......................................        134,374        134,374        134,374
  Retained earnings (deficit) ..............................         21,821         12,781         (4,144)
                                                                 ----------     ----------     ----------
                                                                    156,196        147,156        130,231
                                                                 ----------     ----------     ----------
                                                                 $  710,669     $  724,928     $  785,835
                                                                 ==========     ==========     ==========

                  THE WOODLANDS CORPORATION AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MITCHELL ENERGY & DEVELOPMENT CORP.)
                  CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
               FOR THE SIX MONTHS ENDED JULY 31, 1997 AND 1996
                  AND YEARS ENDED JANUARY 31, 1997 AND 1996
                            (DOLLARS IN THOUSANDS)

                                                                 SIX MONTHS ENDED JULY 31,                YEAR ENDED JANUARY 31,
                                                                 --------------------------             --------------------------
                                                                    1997            1996                  1997            1996
                                                                 ----------      ----------            ----------      ----------
                                                                 (UNAUDITED)     (UNAUDITED)
REVENUES
  The Woodlands
      Land development .....................................     $   31,254      $   36,441            $   62,341      $   50,569
      Commercial properties ................................         29,470          27,220                53,670          57,696
      Equity investments and property management ...........          5,303           3,719                 7,338           6,682
      Gains on commercial property asset sales .............            572           1,205                 8,627          20,313
      Other ................................................          1,873           5,253                 9,720           6,716
                                                                 ----------      ----------            ----------      ----------
                                                                     68,472          73,838               141,696         141,976
  Other properties .........................................          6,688          11,047                58,488          32,423
                                                                 ----------      ----------            ----------      ----------
                                                                     75,160          84,885               200,184         174,399
                                                                 ----------      ----------            ----------      ----------
OPERATING COSTS AND EXPENSES
  The Woodlands
      Land development .....................................         20,663          74,376                42,348          34,444
      Commercial properties ................................         23,451          21,009                43,659          47,789
      Equity investments and property management ...........          2,437           1,490                 3,169           2,401
      Other ................................................          2,593           5,365                11,860           8,467
                                                                 ----------      ----------            ----------      ----------
                                                                     49,144          52,310               101,036          93,101
  Other properties .........................................          5,612          11,492                58,924          32,450
                                                                 ----------      ----------            ----------      ----------
                                                                     54,756          63,802               159,960         125,551
                                                                 ----------      ----------            ----------      ----------
SEGMENT OPERATING EARNINGS BEFORE UNUSUAL ITEMS ............         20,404          21,083                40,224          48,848

UNUSUAL ITEMS
  Gains from sales of non-core assets ......................             --              --                 2,507              --
  Write-downs of properties ................................             --              --                    --        (123,916)
  Personnel reduction program costs ........................             --              --                    --          (3,000)
                                                                 ----------      ----------            ----------      ----------
SEGMENT OPERATING EARNINGS (LOSS) ..........................         20,404          21,083                42,731         (78,068)

GENERAL AND ADMINISTRATIVE EXPENSE .........................          3,865           5,625                 7,841           9,061
                                                                 ----------      ----------            ----------      ----------
TOTAL OPERATING EARNINGS (LOSS) ............................         16,539          17,458                34,890         (87,129)
                                                                 ----------      ----------            ----------      ----------
OTHER (INCOME) EXPENSE
  Interest expense .........................................         15,150          16,938                32,805          36,831
  Interest capitalized .....................................        (11,524)        (12,398)              (24,953)        (26,919)
  Other ....................................................           (817)            607                 1,199             760
                                                                 ----------      ----------            ----------      ----------
                                                                      2,809           5,147                 9,051          10,672
                                                                 ----------      ----------            ----------      ----------
EARNINGS (LOSS) BEFORE INCOME TAXES ........................         13,730          12,311                25,839         (97,801)

INCOME TAXES ...............................................          4,690           4,515                 8,914         (34,218)
                                                                 ----------      ----------            ----------      ----------
NET EARNINGS (LOSS) ........................................     $    9,040      $    7,798            $   16,925      $  (63,583)
                                                                 ==========      ==========            ==========      ==========

                   THE WOODLANDS CORPORATION AND SUBSIDIARIES
       (A WHOLLY-OWNED SUBSIDIARY OF MITCHELL ENERGY & DEVELOPMENT CORP.)
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
              FOR THE YEARS ENDED JANUARY 31, 1997 AND 1996 AND
                      THE SIX MONTHS ENDED JULY 31, 1997
                             (DOLLARS IN THOUSANDS)



                                                                  Retained
                                     Common       Contributed     Earnings
                                     Stock          Capital      (Deficit)          Total
                                   ----------     ----------     ----------      ----------
Balance, January 31, 1995 ....     $        1     $  134,374     $   59,439      $  193,814
Net loss .....................             --             --        (63,583)        (63,583)
                                   ----------     ----------     ----------      ----------
Balance, January 31, 1996 ....              1        134,374         (4,144)        130,231
Net earnings .................             --             --         16,925          16,925
                                   ----------     ----------     ----------      ----------
Balance, January 31, 1997 ....              1        134,374         12,781         147,156
Net Earnings (Unaudited)  ....             --             --          9,040           9,040
                                   ----------     ----------     ----------      ----------
Balance, July 31, 1997  ......     $        1     $  134,374     $   21,821      $  156,196
                                   ==========     ==========     ==========      ==========





                  The accompanying notes are an integral part
                        of these financial statements.

                  THE WOODLANDS CORPORATION AND SUBSIDIARIES
      (A WHOLLY-OWNED SUBSIDIARY OF MITCHELL ENERGY & DEVELOPMENT CORP.)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE SIX MONTHS ENDED JULY 31, 1997 AND 1996
                AND THE YEARS ENDED JANUARY 31, 1997 AND 1996

                            (DOLLARS IN THOUSANDS)

                                                                        SIX MONTHS ENDED JULY 31,         YEAR ENDED JANUARY 31,
                                                                        -------------------------      --------------------------
                                                                          1997            1996           1997            1996
                                                                        ----------     ----------      ----------      ----------
                                                                        (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
   Net earnings (loss) .............................................    $    9,040     $    7,798      $   16,925      $  (63,583)
   Adjustments to reconcile net earnings (loss)
       to cash provided by operating activities
           Write-downs of properties ...............................            --             --              --         123,916
           Cost of land sold .......................................        18,871         22,992          40,399          33,404
           Deferred income taxes ...................................         2,138          3,593          (8,796)        (36,267)
           Depreciation and amortization ...........................         2,519          2,877           5,388           7,223
           Residential and commercial land development
              expenditures, net of reimbursements ..................        (6,987)        (5,890)        (12,776)        (14,642)
           Gains from sales of commercial properties ...............          (572)        (1,206)         (8,627)        (20,101)
           Gains from sales of non-core assets .....................            --             --          (2,507)             --
           Other ...................................................        (1,941)         1,042           3,192             637
                                                                        ----------     ----------      ----------      ----------
                                                                            23,068         31,206          33,198          30,587
           Changes in operating assets and liabilities
               Receivables .........................................        (5,690)          (229)         (2,093)           (393)
               Accounts payable and accrued liabilities ............        (3,845)        (4,107)          2,371           1,971
               Other assets ........................................           689             (5)           (445)          1,748
                                                                        ----------     ----------      ----------      ----------
    Cash provided by operating activities ..........................        14,222         26,865          33,031          33,913
                                                                        ----------     ----------      ----------      ----------
INVESTING ACTIVITIES
    Capital additions
        Total on accrual basis .....................................       (27,419)       (29,280)        (59,312)        (59,990)
        Residential land development expenditures deducted above ...         6,987          5,890          12,776          14,642
        Adjustment to cash basis ...................................        (1,607)          (120)          2,329          (1,778)
                                                                        ----------     ----------      ----------      ----------
                                                                           (22,039)       (23,510)        (44,207)        (47,126)
    Proceeds from sales of properties ..............................         2,299         16,175          85,301          62,176
    Other ..........................................................          (105)          (171)           (457)            (50)
                                                                        ----------     ----------      ----------      ----------
    Cash provided by (used for) investing activities ...............       (19,845)        (7,506)         40,637          15,000
                                                                        ----------     ----------      ----------      ----------
FINANCING ACTIVITIES
    Change in subordinated note payable to Mitchell ................       (16,176)        29,070         (25,945)          5,462
    Proceeds from issuance of debt .................................            --             --              --             123
    Debt repayments ................................................          (199)       (32,378)        (27,336)        (53,650)
                                                                        ----------     ----------      ----------      ----------
    Cash used for financing activities .............................       (16,375)        (3,308)        (53,281)        (48,065)
                                                                        ----------     ----------      ----------      ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...................       (21,998)        16,051          20,387             848

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR .......................        23,856          3,469           3,469           2,621
                                                                        ----------     ----------      ----------      ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD ...........................    $    1,858     $   19,520      $   23,856      $    3,469
                                                                        ==========     ==========      ==========      ==========

SUPPLEMENTAL CASH FLOW DISCLOSURES
   Interest payments, exclusive of amounts capitalized .............    $    4,362     $    5,548      $    9,664      $   11,644
   Non-cash activities related to sales of properties
         Notes receivable from purchaser ...........................            --             --           8,805           3,797
         Mortgage obligation assumed by purchaser ..................            --             --              --          12,796
         Deferred income recognized ................................            --             --              --           2,517

                   THE WOODLANDS CORPORATION AND SUBSIDIARIES
       (A WHOLLY-OWNED SUBSIDIARY OF MITCHELL ENERGY & DEVELOPMENT CORP.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 1997



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONTROL. The Woodlands Corporation (TWC) is a wholly-owned subsidiary of Mitchell Energy & Development Corp. (Mitchell). Mitchell and its subsidiaries have engaged in transactions characteristic of group administration and operation, including (a) borrowings under a subordinated note agreement discussed in Note 6, (b) the allocation of Federal income taxes discussed under the caption "Income taxes" in this note and Note 2, (c) the leasing of office space discussed in Note 4 and (d) the allocation of general and administrative expenses. The form and manner of execution of intercompany transactions could be affected by considerations involving the overall operations of Mitchell and its subsidiaries.

    PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of TWC and its subsidiaries (collectively called the Company). All significant intercompany accounts and transactions are eliminated in consolidation. The Company follows the equity method of accounting for its investments in 20% to 50% owned entities.

    BUSINESS. The Company's real estate activities are concentrated in The Woodlands, a planned community located north of Houston, which is being developed on approximately 25,000 acres. Consequently, these operations and the associated credit risks may be affected, either positively or negatively, by changes in economic conditions in this geographical area. Activities associated with The Woodlands include residential and commercial land sales and the construction and operation of office and industrial buildings, apartments, retail shopping centers, golf courses and a conference center.

    REAL ESTATE. Costs associated with the acquisition and development of real estate, including holding costs consisting principally of interest and ad valorem taxes, are capitalized as incurred. Capitalization of such holding costs is limited to properties for which active development continues. Capitalized carrying costs have represented, and are expected to continue to represent, a significant portion of real estate capital additions. Capitalization ceases upon completion of a property or cessation of development activities. Where practicable, capitalized costs are specifically assigned to individual assets; otherwise, costs are allocated based on estimated values of the affected assets.

    Real estate held for investment or development is carried at historical cost. Real estate held for disposal is carried at the lower of historical cost or fair value less costs to sell.

    WRITE-DOWNS OF PROPERTIES. In August 1995, the Company completed a real estate asset management study and adopted a revised business plan that called for the disposal within the near term of most of its properties outside The Woodlands. Because of the revised business plan, it was necessary to reduce the carrying values of these properties to their estimated fair market values, net of disposition costs. As a result, property write-downs of $112,794,000 were recorded in fiscal 1996's second quarter and were subsequently increased by $11,122,000 in the fourth quarter to lower the estimated fair market values, net of disposition costs, for certain of the properties.

    ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO.121. Effective January 31, 1996 (after completion of an asset management study and the recording of the property write-downs discussed above), the Company adopted SFAS No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The adoption of SFAS No. 121 did not have a material impact on the Company's financial statements.

    LAND SALES. Earnings from sales of real estate are recognized when the buyer has made an adequate cash down payment and has attained the attributes of ownership. Notes received in connection with land sales are discounted when the stated purchase prices are significantly different from those which would have resulted from similar cash transactions. The cost of land sold is generally determined as a specific percentage of the sales revenues recognized for each land development project. These percentages are based on total estimated development costs and sales revenues for each project.

    DEPRECIATION. Depreciation of operating assets is provided on the straight-line method over the estimated useful lives of the assets, which range from three to fifty years.

    INCOME TAXES. The Company is included in Mitchell's consolidated Federal income tax return. Each subsidiary of Mitchell with taxable income is charged an amount equal to the Federal income taxes it would pay if a separate return were filed, including adjustments for certain tax preference items. If a subsidiary has a taxable loss, it receives a credit for its prorata share of the tax savings to the consolidated group. Each subsidiary also provides deferred income taxes on temporary differences between the book and tax bases of its assets and liabilities.

    STATEMENTS OF CASH FLOWS. Short-term investments with maturities of three months or less are considered to be cash equivalents. The reported amounts for proceeds from issuance of debt and debt repayments exclude the impact of borrowings with initial terms of three months or less.

    USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    STATEMENT PRESENTATION. Certain reclassifications of amounts previously reported have been made to conform to the current year presentation.

(2) INCOME TAXES

    Income taxes for the years ended January 31, 1997 and 1996 consist of the following (in thousands):

                                          1997          1996
                                        --------      --------
                  Current
                     Federal ......     $ 17,633      $  1,983
                     State ........           77            66
                                        --------      --------
                                          17,710         2,049
                                        --------      --------

                  Deferred
                     Federal ......       (8,796)      (36,267)
                     State ........           --            --
                                        --------      --------
                                          (8,796)      (36,267)
                                        --------      --------
                                        $  8,914      $(34,218)
                                        ========      ========


    Reconciliations from the 35% statutory Federal income tax rate to the Company's effective income tax rate for the years ended January 31, 1997 and 1996 follow:

                                               1997           1996
                                             --------       --------
Statutory Federal income tax rate ......         35.0%          35.0%
Other, net .............................         (0.5)            --
                                             --------       --------
                                                 34.5%          35.0%
                                             ========       ========

    The principal components of the Company's deferred income tax liability include interest and ad valorem taxes for certain properties, which are capitalized for financial reporting purposes and expensed for income tax purposes, and excess depreciation deductions for income tax reporting purposes.

(3) FINANCE OPERATIONS

    Notes receivable are carried at cost, net of discounts in the accompanying consolidated balance sheets. In October 1996, the Company repurchased notes receivable for $14,028,000 that had previously been sold, with recourse to the Company in the event of defaults, to a third party. The Company then sold substantially all of these notes, without recourse, to another third party bank and recognized a profit of $1,360,000, which is included in the caption "Unusual Items -- Gains from sales of non-core assets" on the consolidated statements of earnings (loss).

    In January 1997, the Company sold a 51% interest in its finance subsidiary, Mitchell Mortgage Company (MMC), to a financial institution. The Company recognized as revenue the $1,417,000 gain on the sale attributable to purchaser's interest. The Company paid off MMC's debt, which was refinanced by MMC without recourse to the Company.

    Notes and contracts receivable at January 31, 1997 consist of notes receivable totaling $15,528,000 and contracts receivable from utility districts totaling $21,564,000 which are included in the caption "Receivables -- Notes and contracts receivable" on the consolidated balance sheets. Substantially all of the notes receivable are collateralized by real estate. Stated interest rates vary between 7.0% and 12.5%, with an average effective yield of approximately 8.3% at January 31, 1997. Contractual maturities for the five
fiscal years subsequent to January 31, 1997 total approximately   $3,100,000;
$7,900,000; $300,000; $200,000; and $200,000.  Delinquent notes totaled
$483,000 and $2,230,000 at January 31, 1997 and 1996. Contracts receivable, the collection of which is dependent on the ability of utility districts in The Woodlands to sell bonds, have a market interest rate of approximately 5.5% at January 31, 1997.

    Because they represented the principal revenues and costs for these operations, interest income and interest expense of the Company's finance operations were reported as revenues and operating costs and expenses in the accompanying consolidated statements of earnings (loss). Such interest income aggregated $3,258,000 and $2,852,000 and interest expense aggregated $1,603,000 and $1,630,000 for the years ended January 31, 1997 and 1996. For these same periods, revenues from finance operations totaled $7,605,000 and $6,793,000 and operating earnings totaled $958,000 and $421,000.

(4) LEASES

    Commercial, industrial and retail properties owned or leased by the Company in The Woodlands are leased to 125 third-party tenants and to Mitchell. Remaining lease terms range from month-to-month to 8 years with an average term of four years. Leases are accounted for under the operating method. The net book value of assets under operating leases was $14,179,000 at January 31, 1997. This amount is included in the caption "The Woodlands -- Commercial Properties" on the consolidated balance sheets. Minimum future lease revenues from noncancelable operating leases and subleases for the five fiscal years subsequent to January 31, 1997 total approximately $3,100,000; $2,600,000; $2,300,000; $1,900,000; and $900,000. These amounts exclude contingent rentals which may be received under certain lease agreements.

    Revenues from tenants, which are reported in the revenue caption "The Woodlands" in the accompanying consolidated statements of earnings (loss), for the years ended January 31, 1997 and 1996 include the following (in thousands):

                                 1997          1996
                              ---------     ---------
Third party
   Tenant rents .........     $   5,573     $   8,607
   Contingent rents .....         1,022         1,045
                              ---------     ---------
                                  6,595         9,652
                              ---------     ---------

Mitchell
   Tenant rents .........           203         5,871
   Contingent rents .....            31           619
                              ---------     ---------
                                    234         6,490
                              ---------     ---------
                              $   6,829     $  16,142
                              =========     =========

Tenant rents include rentals received from noncancelable operating leases, cancelable leases, and month-to-month rents. Contingent rents include pass-throughs of incremental operating costs and rents based on a percentage of tenants' sales offset by certain leasing costs.

    In October 1996, the Company sold several retail buildings located in The Woodlands for $26,362,000. The purchaser, Woodlands Retail Equities - '96 Limited, is 75% owned by Crescent Real Estate Equities, Inc. (Crescent) and 25% owned by the Company. The Company recognized as revenue the $6,004,000 gain on the sale attributable to Crescent's interest in the partnership.

    In July 1996, the Company sold two office buildings located in The Woodlands for $9,059,000. The purchaser, Woodlands Office Equities - '95 Limited, is 75% owned by Crescent and 25% owned by the Company. The Company recognized as revenue the $233,000 gain on the sale attributable to Crescent's interest in the partnership. In July 1995 the Company sold ten office/service buildings located in The Woodlands to the partnership for $47,678,000. The partnership assumed an existing mortgage on these properties of $12,796,000. The Company recognized as revenue the $312,000 gain on the sale attributable to Crescent's interest in the partnership.

(5) JOINT VENTURES AND PARTNERSHIPS

    During the years ended January 31, 1997 and 1996, the Company's principal partnership interests included the following:

                                                  Ownership           Nature of Operations
                                                  --------        ------------------------------------
Grogan's Mill Apartments                             50%          Apartments in The Woodlands
The Woodlands Mall Associates                        50%          Regional mall in The Woodlands
Woodlands Office Equities -'95 Limited               25%          Office buildings in The Woodlands
Woodlands Retail Equities  -'96 Limited
   (formed during fiscal 1997)                       25%          Retail properties in The Woodlands
Mitchell Mortgage Company LLC
   (formed in December 1996)                         49%          Mortgage lending
Lake Catamount Joint Venture
   (sold in October 1996)                            50%          Colorado land
The Fort Crockett Hotel Limited  (liquidated
   after the hotel was sold in January 1996)         50%          Resort hotel in Galveston, Texas

Other partnerships own various commercial properties, most of which are located in The Woodlands.

    The Company's net investment in each of these entities is included in the applicable caption of real estate on the consolidated balance sheets. The Company's equity in their pretax earnings is included in the applicable revenues caption of the consolidated statements of earnings (loss) and its equity in their pretax losses is included in the applicable operating costs and expenses caption. A summary of the Company's net investment in equity investees at January 31, 1997 and 1996 and its equity in their pretax earnings (losses) for the years then ended follows (in thousands):

                                                                                    Equity in Pretax
                                                           Net Investment           Earnings (Losses)
                                                       ---------------------     ----------------------
                                                         1997         1996         1997          1996
                                                       --------     --------     --------      --------
Grogan's Mill Apartments .........................     $  1,160     $  1,316     $    271      $    338
The Woodlands Mall Associates ....................        4,218        7,737          481           898
Woodlands Office Equities -'95 Limited ...........       11,514        9,202          595           818
Woodlands Retail Equities -'96 Limited ...........        5,252           --           83            --
Mitchell Mortgage Company LLC ....................        1,089           --           --            --
Lake Catamount Joint Venture .....................           --       11,504         (201)         (639)
Others, which own properties in The Woodlands ....        1,183        3,349          855           593
The Fort Crockett Hotel Limited ..................           --           --           --          (763)
                                                       --------     --------     --------      --------
                                                       $ 24,416     $ 33,108     $  2,084      $  1,245
                                                       ========     ========     ========      ========

    Summarized financial information, which is generally reported on a one-month lag, for partnerships and joint ventures in which the Company has an ownership interest as of January 31, 1997 and 1996 and for the years then ended follows (in thousands):

                                                                  1997         1996
                                                                --------     --------
Assets ....................................................     $284,186     $241,193
Debt payable to third parties
   The Company's proportionate share
      Recourse to the Company .............................        4,186       33,823
      Nonrecourse to the Company ..........................       68,728       26,194
   Other parties' proportionate share, of which $3,289
      and $32,908 was guaranteed by the Company ...........      100,942       88,098
Notes payable to the Company ..............................        8,589       18,660
Accounts payable and deferred credits .....................        6,190       10,893
Owners' equity ............................................       95,551       63,525

Revenues ..................................................       46,174       57,242
Operating earnings ........................................       17,951       19,995
Pretax earnings ...........................................        4,193        5,240
The Company's proportionate share of pretax earnings ......        2,083        1,245

    In October 1996, the Company and its partner sold their interests in Lake Catamount Joint Venture (the Venture) for $14,500,000. The Company received
cash proceeds of $4,700,000 and notes receivable totaling $8,805,000.   The
Company recognized a gain of $1,147,000 which is included in the caption "Unusual Items -- Gains from sales of non-core assets" in the consolidated statements of earnings (loss).

    During January 1996, The Fort Crockett Hotel Limited partnership sold its assets, principally The San Luis Hotel, and the partnership was liquidated. The Company recorded losses of $763,000 and made advances to the partnership totaling $795,000 during the year ended January 31, 1996.

    The Woodlands Mall Associates is owned equally by the Company and GGP/Homart, Inc., which operates the 345,000 square foot gross leasable area owned by the partnership which is part of a one million square foot regional mall that opened in October 1994. The partnership's 7.9% fixed rate loan is due in quarterly installments of interest only through November 1999 and then amortizes on a 27-year basis, with a call provision in November 2006.

    During October 1995, the Company sold its remaining 50% interest in a cable television system in The Woodlands and recognized a gain on the sale of $19,449,000, including $2,517,000 of previously deferred profits from an earlier sale of a 50% interest.

(6) Mortgages and notes payable and subordinated note payable to Mitchell

    A summary of the Company's outstanding debt at January 31, 1997 and 1996 follows (in thousands):

                                                              1997         1996
                                                            --------     --------
Mortgages and notes payable
   Bank revolving credit agreements, unsecured
      Real estate, $50 million committed ..............     $     --     $ 30,000
      Mitchell Mortgage Company .......................           --       15,000
   Mortgages payable, 8.2 % average rate, due in
      installments through fiscal 2008 ................        1,271        1,607
                                                            --------     --------
                                                               1,271       46,607
Less -- Short-term debt ...............................           --       13,732
                                                            --------     --------
                                                               1,271       32,875
Subordinated note payable to Mitchell, 7.7% ...........      393,328      419,273
                                                            --------     --------
                                                            $394,599     $452,148
                                                            ========     ========

    The Company's real estate bank revolving credit agreement was revised in April 1996 to provide a committed facility of $50,000,000. Borrowings then
outstanding under this facility are payable in April 2000.   Interest rates are
generally based on spreads over the London Interbank Offered Rate. The bank revolving credit agreement contains certain restrictions which, among other things, require the maintenance of specified financial ratios, restrict the sale or lease of certain assets, require the maintenance of minimum equity by Mitchell and limit the right of the Company or certain subsidiaries to merge with other companies.

    In January 1997 the Company sold a 51% interest in MMC's assets (see Note
3), repaid the $18,000,000 bank revolving credit agreement borrowings, canceled the credit agreement and eliminated the Mitchell guarantee.

    The Company's subordinated note payable to Mitchell is convertible into a four-year term loan in January 2001. The term loan conversion date is automatically extended annually unless Mitchell gives notice to the contrary.

    FIVE-YEAR MATURITIES. Maturities of mortgages and notes payable, excluding the subordinated note payable to Mitchell, for the five fiscal years subsequent to January 31, 1997, based on current revolving credit agreement maturities, are approximately $221,000; $208,000; $50,000; $50,000; and $50,000.

    GUARANTEES.  Mitchell has guaranteed none of the Company's notes payable.

(7) COMMITMENTS AND CONTINGENCIES

    CONTINGENT LIABILITIES. At January 31, 1997 the Company had contingent liabilities totaling approximately $9,000,000, consisting primarily of guarantees of third party debt.

    DEBT GUARANTEES. In April 1996 in connection with the execution of a $150,000,000 bank revolving credit facility by a subsidiary of Mitchell, the Company guaranteed the repayment of amounts, if any, drawn under this facility.

    LEASES. The Company has various noncancelable equipment and facilities lease agreements which provide for future payments of approximately $52,800,000. Minimum rentals for each of the five fiscal years subsequent to January 31, 1997 total $4,114,000; $4,225,000; $4,014,000; $4,326,000; and
$4,326,000. Rental expense for operating leases was $4,541,000 and $4,451,000 for the years ended January 31, 1997 and 1996. These lease payments are substantially offset by revenues from a sublease to Mitchell.

    LEGAL ACTIONS. Legal actions have been brought or threatened against the Company and third-party realtors and engineers by 72 home owners in The Woodlands and against certain developers, governmental entities and the Company by 67 property owners in surrounding communities related to flooding in the North Houston area in October 1994. These claimants generally are seeking reimbursements for property damages, but some are making claims for deceptive trade practices or mental anguish or are claiming that the Company contributed to the flooding of their homes. The Company contends that it was not responsible for these damages, which it believes resulted from a record, near 500-year flood and were not preventable with the exercise of ordinary care and generally accepted drainage design, development and maintenance.

    The Company also is party to other claims and legal actions arising in the ordinary course of its business and to recurring examinations by the Internal Revenue Service and other regulatory agencies.

    Management believes that adequate financial statement accruals have been provided for these litigation contingencies. Since the ultimate cost will depend on the outcomes of the uncertainties discussed in this note, it is possible, however, that additional future charges might be required that would be significant to the operating results of a particular period. Based on the status of the litigation, the Company is unable to determine a range of such possible additional losses, if any, that might be incurred. The Company and its outside counsel believe it is not probable that the ultimate resolution of this litigation will have a material adverse effect on the Company's financial position.

(8) RELATED PARTY TRANSACTIONS

    The Company provides construction loans and sells residential lots in The Woodlands to Life Forms, Inc. (Life Forms), a company in which G. Scott Mitchell and M. Kent Mitchell, adult sons of George P. Mitchell (Chairman of the Board and majority stockholder of Mitchell), have ownership interests. The terms of these loans and sales are comparable to those given to unrelated third parties. Revenues from lot sales to Life Forms totaled $5,551,000 and $4,797,000 during the years ended

January 31, 1997 and 1996. MMC provided construction financing to Life Forms in the aggregate amounts of $22,235,000 and $17,956,000 during the years ended January 31, 1997 and 1996.

(9) PERSONNEL REDUCTION PROGRAM COSTS

    During April 1995, Mitchell implemented a personnel reduction program which resulted in the elimination of approximately 300 jobs within Mitchell. Mitchell offered a voluntary incentive retirement program to qualifying employees and paid severance benefits to terminated employees not eligible for that program. The Company's share of these costs totaled $4,133,000.

(10) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts and estimated fair values of the Company's financial instruments as of January 31, 1997 and 1996 follows (in thousands):

                                                           1997                            1996
                                                  -------------------------     -------------------------
                                                                 Estimated                      Estimated
                                                   Carrying         Fair         Carrying         Fair
                                                   Amounts         Values        Amounts         Values
                                                  ----------     ----------     ----------     ----------
Notes and contracts receivable ..............     $   37,092     $   32,987     $   35,045     $   40,932
Short-term debt .............................             --             --         13,732         13,732
Mortgages and notes payable .................          1,271          1,272         32,875         32,883
Subordinated note payable to Mitchell........        393,328        399,489        419,273        447,297
Contingent liabilities
   Financial guarantees and commitments .....             --          5,549             --          5,940

    Fair values of notes and contracts receivable were estimated by discounting future cash flows using interest rates at which similar loans currently could be made for similar maturities to borrowers with comparable credit ratings. Fair values of fixed-rate, long-term debt were based on current interest rates offered to the Company for debt with similar remaining maturities. For floating-rate debt obligations, carrying amounts and fair values were assumed to be equal because of the nature of these obligations. The carrying amounts of the Company's other on-balance-sheet financial instruments approximate their fair values.

    Fair values of financial guarantees and commitments were based on the estimated costs of obtaining third-party letters of credit to relieve the Company of its obligations under such agreements.

(11) EVENT OCCURRING AFTER THE DATE OF AUDITOR'S REPORT (UNAUDITED)

    On July 31, 1997, 100% of the stock of the Company was acquired by Cresent Real Estate Equities Company and Morgan Stanley Real Estate Fund II, L.P. for approximately $543 million. The accompanying financial statements reflect the financial position, results of operations and cash flows of the Company on a preacquisition basis. No adjustments have been made to historical amounts to reflect the effect of the acquistion on the Company's financial position, results of operations or cash flows.

                            CRESCENT OPERATING, INC.

                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited Pro Forma Statements of Crescent Operating, Inc. (the "Company") include the completion of (i) the acquisition of a 42.5% interest in The Woodlands Operating Company, L.P. ("TWOC"), an entity which owns MND Hospitality, Inc., a payroll entity the assets of which are solely related to its employee benefit plans, MND Hospitality Services Corp., an entity used to record the expenses of temporary employees, BOCH General Partnership, the assets of which include certain equipment, personal property and contract rights, and WECCR General Partnership which leases the Woodlands Conference Center and certain related assets and WECCR, Inc. which owns 1% general partner interests in both BOCH General Partnership and WECCR General Partnership and (ii) the acquisition of 100% of the voting common stock, representing a 5% equity interest in The Woodlands Land Co., Inc. ("LandCo"), an entity which owns 42.5% of The Woodlands Land Development Company, LP, (TWOC and LandCo collectively referred to as "The Woodlands Entities"), as of June 30, 1997 as it relates to the balance sheet, as of January 1, 1996, as it relates to the statement of operations for the year ended December 31, 1996 and as of January 1, 1997 as it relates to the statement of operations for the six months ended June 30, 1997.

     In management's opinion, all adjustments necessary to reflect the above discussed transactions have been made. The unaudited proforma Consolidated Balance Sheet and Statements of Operations are not necessarily indicative of what actual results of operations of the Company would have been for the period, nor does it purport to represent the Company's results of operations for future periods.

                            CRESCENT OPERATING, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)


                                             CRESCENT       ACQUISITION OF
                                          OPERATING, INC.   THE WOODLANDS     PRO FORMA
                                           HISTORICAL (A)    ENTITIES (B)    CONSOLIDATED
                                          ----------------  --------------   ------------
ASSETS:
Cash and cash equivalents                    $    1,207      $       --      $    1,207
Accounts receivable                               1,113              --           1,113
Inventories                                       1,862              --           1,862
Prepaid expenses and other
   current assets                                   214              --             214
                                             ----------      ----------      ----------
     Total current assets                         4,396              --           4,396

Property and equipment,
   net                                            2,355              --           2,355
Investments                                      29,754          38,739(C)       68,493
Other assets                                        684              --             684
                                             ----------      ----------      ----------
     Total assets                            $   37,189      $   38,739      $   75,928
                                             ==========      ==========      ==========

LIABILITIES:
Accounts payable and accrued
   liabilities                               $    1,776      $       --      $    1,776
Notes payable                                       292              --             292
                                             ----------      ----------      ----------
     Total current liabilities                    2,068              --           2,068
Long-term debt                                   25,905           2,346(D)       28,251
Minority interest                                    --          36,393(E)       36,393
                                             ----------      ----------      ----------
     Total liabilities                           27,973          38,739          66,712
                                             ----------      ----------      ----------

STOCKHOLDERS' EQUITY:
Common stock                                        110              --             110
Paid in capital                                   9,368              --           9,368
Retained deficit                                   (262)             --            (262)
                                             ----------      ----------      ----------
     Total stockholders' equity                   9,216              --           9,216
                                             ----------      ----------      ----------

     Total liabilities and
        stockholders' equity                 $   37,189      $   38,739      $   75,928
                                             ==========      ==========      ==========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Reflects Crescent Operating's unaudited June 30, 1997 balance sheet as filed on Form 10-Q on August 14, 1997.

(B) Increase reflects the acquisition of a 42.5% interest in TWOC and the acquisition of 100% of the voting stock (representing a 5% equity interest) of LandCo.

     These balances reflect The Woodlands Entities' July 31, 1997 balances adjusted for the pro forma effects of this acquisition.

(C)  Represents the following:

                Purchase price of LandCo                $38,308
                Purchase price of TWOC                      431
                                                        -------
                                                        $38,739

(D) The Company borrowed against the Line of Credit to fund the acquisitions as follows:

                5% of purchase price of LandCo          $ 1,915
                Purchase price of TWOC                      431
                                                        -------
                                                        $ 2,346

(E) Represents Crescent's and Morgan Stanley Real Estate Fund II, L.P.'s interest in LandCo calculated as 95% of LandCo purchase price.

                            CRESCENT OPERATING, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                                          CRESCENT OPERATING, INC.
                                                                                             AS ADJUSTED FOR
                                      CRESCENT        ACQUISITION OF                          ACQUISITION OF        ACQUISITION OF
                                   OPERATING, INC.    CARTER-CROWLEY       OTHER              CARTER-CROWLEY         50% INTEREST
                                   HISTORICAL (A)     ASSET GROUP (B)   ADJUSTMENTS             ASSET GROUP           IN CBHS (E)
                                   --------------     --------------    -----------       ----------------------    --------------
Revenues                           $           --     $       10,394    $        --           $   10,394             $          --
Cost of sales                                  --              8,537             --                8,537                        --
                                   --------------     --------------    -----------           ----------             -------------
Gross profit                                   --              1,857             --                1,857                        --
Equity in loss of CBHS                         --                 --             --                   --                     8,860
Equity in income of The
   Woodlands Entities                          --                 --             --                   --                        --
Selling, general and
   administrative expenses                     --              1,748            506 (C)            2,254                        --
                                   --------------     --------------    -----------           ----------             -------------
Income (loss) from operations                  --                109           (506)                (397)                   (8,860)
Other (income) expenses:
   Interest expenses                           --                356          2,768 (D)            3,124                        --
   Other                                       --                (79)            --                  (79)                       --
                                   --------------     --------------    -----------           ----------             -------------
      Total other expense, net                 --                277          2,768                3,045                        --
                                   --------------     --------------    -----------           ----------             -------------
Minority interest                              --                 --             --                   --                        --
Income (loss) before income taxes              --               (168)        (3,274)              (3,442)                   (8,860)
Income tax provision (benefit)                 --                (57)            --                  (57)                       --
                                   --------------     --------------    -----------           ----------             -------------
   Net income (loss)               $           --     $         (111)   $    (3,274)          $   (3,385)            $      (8,860)
                                   ==============     ==============    ===========           ==========             =============
   Net income (loss) per share

                                       CRESCENT          AQUISITION OF
                                    OPERATING, INC.      THE WOODLANDS      PRO FORMA         PRO FORMA
                                  PRIOR PRO FORMA (F)     ENTITIES (G)     ADJUSTMENTS      CONSOLIDATED
                                  -------------------    -------------     -----------      ------------
Revenues                             $     10,394        $         --              --      $     10,394
Cost of sales                               8,537                  --              --             8,537
                                     ------------        ------------     -----------      ------------
Gross profit                                1,857                  --              --             1,857
Equity in loss of CBHS                      8,860                  --              --             8,860
Equity in income of The
   Woodlands Entities                          --             (11,232) (H)          --          (11,232)
Selling, general and
   administrative expenses                  2,254                  --              --             2,254
                                     ------------        ------------     -----------      ------------
Income (loss) from operations              (9,257)              11,232             --             1,975

Other (income) expenses:
   Interest expenses                        3,124                  --             282 (J)         3,406
   Other                                      (79)                 --             --               (79)
                                     ------------        ------------     -----------      ------------
      Total other expense, net              3,045                  --             282             3,327
                                     ------------        ------------     -----------      ------------
Minority interest                                              10,355 (I)          --            10,355
Income (loss) before income
   taxes                                  (12,302)                877            (282)           (7,028)
Income tax provsion (benefit)                 (57)                303            (303) (K)          (57)

                                     ------------        ------------     -----------      ------------
   Net income (loss)                 $    (12,245)       $        574              21      $    (11,650)
                                     ============        ============     ===========      ============

   Net income (loss) per share       $      (1.11)                                         $      (1.06)
                                     ------------                                          ------------



             NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (AMOUNTS IN THOUSANDS)


(A) The Company had no operations prior to the acquisition of Moody-Day Inc. and a 1.21% investment in Hicks Muse Tate
     & Furst Equity Fund II (collectively the "Carter-Crowley Asset
     Group").

(B)  Reflects the historical income and expenses associated with the acquired company, assuming it occurred at the beginning of the period .................................................

(C)  Reflects the incremental:
     Corporate general and administrative expenses related to the formation and operation of the Company as follows:
     Salaries and benefits .........................................   $   250
     Rent and other office supplies ................................       200
     Professional fees .............................................       150
     Depreciation and amortization of the purchase price
     adjustment as a result of the acquisition of the
     Carter-Crowley Asset Group ....................................       (94)
                                                                       -------




(D)  Increase is a result of interest expense for long term            $   506
     financing in conjunction with the capitalization of the           -------
     Company, assuming it occurred at the beginning of the period.

              $26,037 loan at a rate of 12% ........................   $ 3,124
              Less historical interest expense .....................      (356)
                                                                       -------
              Incremental interest expense .........................   $ 2,768
                                                                       -------
(E)  Reflects the Company's 50% share of net loss of Charter
     Behavioral Health Services ("CBHS") (accounted for on the equity method of accounting since the Company does not control CBHS;
     the four member board consists of two directors named by the
     Company and two directors named by Megellan) .................    $(8,860)

(F) Reflects the Company's pro forma consolidated statement of operations for the year ended December 31, 1996 previously filed on Form 8-K/A filed on July 30, 1997.

(G) Increase reflects the acquisition of a 42.5% interest in TWOC and the acquisition of 100% of the voting stock (Representing a 5% equity interest) in LandCo.

     Amounts represent the operations for the year ended January 31, 1997 for TWOC and LandCo.

(H)  Amount is comprised of the following:

                    Equity in income LandCo.             $10,900
                    Equity in income of TWOC                 332
                                                         -------
                                                         $11,232
                                                         =======

(I)  Amount represents Crescent's and Morgan Stanley Real Estate
     Fund II, L.P.'s 95% interest of the equity in income of LandCo.

(J) Amount represents additional interest expense that would have been incurred had The Woodlands Entities transactions occurred on January 1, 1996. Amount was calculated as additional borrowing of $2,346 at 12% interest rate.

(K) Amount represents the elimination of tax expense related to the Woodlands Entities as their income will be offset against other Company losses.

                            CRESCENT OPERATING, INC.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

                                                       CRESCENT          ACQUISITION OF      ACQUISITION OF
                                                     OPERATING, INC.     CARTER-CROWLEY       50% INTEREST
                                                     HISTORICAL (A)      ASSET GROUP (B)        IN CBHS (C)
                                                     --------------      ---------------      --------------
Revenues                                             $        1,708      $        4,190      $           --
Cost of sales                                                   990               3,393                  --
                                                     --------------      --------------      --------------
Gross profit                                                    718                 797                  --
Equity in loss of CBHS                                          399                  --               3,477
Equity in income of The Woodlands Entities                       --                  --                  --
Selling, general and administrative expenses                    435                 636                  --
                                                     --------------      --------------      --------------
Income (loss) from operations                                  (116)                161              (3,477)
Other (income) expense:
  Interest expense                                              309                 135                  --
  Other                                                        (163)                (14)                 --
                                                     --------------      --------------      --------------
         Total other expense, net                               146                 121                   0
                                                     --------------      --------------      --------------
Minority interest                                                --                  --                  --
Income (loss) before income taxes                              (262)                 40              (3,477)
Income tax provision                                             --                  14                  --
                                                     --------------      --------------      --------------
              Net income (loss)                      $         (262)     $           26      $       (3,477)
                                                     ==============      ==============      ==============
         Net income (loss) per share                          (0.02)
                                                     ===============
                                                     ACQUISITION OF
                                                     THE WOODLANDS            PRO FORMA               PRO FORMA
                                                        ENTITIES             ADJUSTMENTS            CONSOLIDATED
                                                     --------------         --------------         --------------
Revenues                                             $           --         $           --         $        5,898
Cost of sales                                                    --                     --                  4,383
                                                     --------------         --------------         --------------
Gross profit                                                     --                     --                  1,515
Equity in loss of CBHS                                           --                     --                  3,876
Equity in income of The Woodlands Entities                   (3,786) (D)                --                 (3,786)
Selling, general and administrative
  expenses                                                       --                    169 (F)              1,240
                                                     --------------         --------------         --------------
Income (loss) from operations                                 3,786                   (169)                   185
Other (income) expense:
  Interest expense                                               --                  1,251 (G)              1,695
  Other                                                          --                     --                   (177)
                                                     --------------         --------------         --------------
         Total other expense, net                                 0                  1,251                  1,518
                                                     --------------         --------------         --------------
Minority interest                                             3,287 (E)                 --                  3,287
Income (loss) before income taxes                               499                 (1,420)                (4,620)
Income tax provision                                            172                   (172)(H)                 14
                                                     --------------         --------------         --------------
              Net income (loss)                      $          327         $       (1,248)        $       (4,634)
                                                     ==============         ==============         ==============
         Net income (loss) per share                                                               $        (0.42)
                                                                                                   ==============

           NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            (AMOUNTS IN THOUSANDS)



(A) Reflects the unaudited income and expenses for the period from May 9, 1997 through June 30, 1997 reported on Form 10-Q dated August 14, 1997.

(B) Reflects the incremental historical income and expenses associated with the Carter-Crowley Asset Group acquisition, assuming it occurred at the beginning of the period as reported on Form 10-Q dated August 14, 1997.

(C) Reflects the Company's 50% share of net loss of CBHS (accounted for on the equity method of accounting since the Company does not control CBHS).

(D)  Amount is comprised of the following:
                Equity in income of LandCo ...................    $3,460
                Equity in income of TWOC   ...................       326
                                                               ---------
                                                                  $3,786
                                                               =========

(E)  Amount represents 95% of the equity in income of LandCo.

(F)  Reflects the incremental:
     Corporate general and administrative expenses related to the formation and operation of the Company as follows:
     Salaries and benefits ...................................    $   83
     Rent and other office supplies ..........................        67
     Professional fees .......................................        51
     Depreciation and amoritization of the purchase price
     adjustment as a result of the acquisition of the
     Carter-Crowley Asset Group ..............................       (32)
                                                               ---------
                                                                     169

(G) Increase is a result of interest expense for long term financing in conjunction with the capitalization of the Company, assuming it occurred at the beginning of the period.

                $28,251 loan at a rate of 12% ...............     $1,695
                Less historical interest expense .............      (444)
                                                               ---------
                Incremental interest expense .................    $1,251
                                                               =========

(H) Amount represents the elimination of tax expense related to the Woodlands Entities as their income will be offset against other Company losses.

                            THE WOODLANDS ENTITIES

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                               JANUARY 31, 1997

     The following unaudited proforma statement of operations of The Woodlands Entities for the year ended January 31, 1997, assumes the following: (i) the elimination of The Woodlands Commercial Properties Company, L.P. which will not be acquired by Crescent Operating and corporate overhead and other adjustments necessary to eliminate revenue and expenses of non-acquired assets and (ii) the completion of The Woodlands transaction, including the execution of the service agreements, as if they had occurred on February 1, 1996.

                            THE WOODLANDS ENTITIES

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED JANUARY 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                 UNAUDITED
                                           THE WOODLANDS    ---------------------------------------------------------
                                           CORPORATION AND                                PROFORMA     THE WOODLANDS
                                            SUBSIDIARIES    CARVE OUT (A)   SUBTOTAL     ADJUSTMENTS      ENTITIES
                                           ---------------  -------------  ----------    -----------    -------------
Revenues                                     $  200,184      $  156,619        15,565    $      622 (B)      44,187
Operating costs and expenses                    159,960         126,022        22,938         9,130 (C)      43,068
                                             ----------      ----------    ----------    ----------      ----------
Gross profit                                     40,224          30,597         9,627        (8,508)          1,119
Equity in The Woodlands Land
   Development Company, L.P.                         --              --           --         10,900 (D)      10,900
Selling, general and
   administrative expenses                        7,841           7,503           228            --             338
                                             ----------      ----------    ----------    ----------      ----------
Income (loss) from operations                    32,383         (23,094)        9,289         2,392          11,681

Other (income) expenses:
     Interest expenses                            7,852           7,852            --            --              --
     Other                                       (1,308)          1,308            --            --              --
                                             ----------      ----------    ----------    ----------      ----------
         Total other expense, net                 6,544           6,544            --            --              --

Income (loss) before income
   taxes                                         25,839          16,550         9,289         2,392          11,681
Income tax expense                                8,914           5,710         3,204           825(E)        4,029
                                             ----------      ----------    ----------    ----------      ----------
     Net income                              $   16,925      $   10,840    $    6,085    $    1,567      $    7,652
                                             ==========      ==========    ==========    ==========      ==========

                             THE WOODLANDS ENTITIES

                          NOTES TO PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED JANUARY 31, 1997


(A) Includes the elimination of The Woodlands Commercial Properties Company, L.P. which will not be acquired by the Company, and corporate overhead and other adjustments necessary to eliminate revenues and expenses related to non-acquired assets.

(B) Represents management fees of $622 payable by non-acquired entities to TWOC for corporate functions including human resources, maintenance, legal, finance and accounting.

(C) Reflects increase in expenses pursuant to lease agreements payable to The Woodlands Commercial Properties Company, L.P. for lease of the conference center and other facilities

(D)   Amount represents LandCo.'s equity in income of Landevco.


(E) Amount represents tax effects of pro forma adjustments at an effective tax rate of 34.5%.

                            THE WOODLANDS ENTITIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 JULY 31, 1997

     The following unaudited proforma statement of operations of The Woodlands Entities for the six months ended July 31, 1997, assumes the following: (i) the elimination of The Woodlands Commercial Properties Company, L.P. which will not be acquired by the Company and corporate overhead and other adjustments necessary to eliminate revenue and expenses of non-acquired assets and (ii) the completion of The Woodlands transaction, including the execution of the service agreements, as if they had occurred on February 1, 1997.

                            THE WOODLANDS ENTITIES

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JULY 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                   UNAUDITED
                                            THE WOODLANDS   -----------------------------------------------------------
                                           CORPORATION AND                                 PRO FORMA     THE WOODLANDS
                                            SUBSIDIARIES    CARVE OUT (A)    SUBTOTAL      ADJUSTMENTS       ENTITIES
                                           ---------------  -------------   ----------   ---------------  -------------
Revenues                                     $   75,160       $   47,928    $   27,232   $      311  (B)    $   27,543
Operating costs and expenses                     54,756           34,429        20,237        6,289  (C)        26,616
                                             ----------       ----------    ----------   ----------         ----------
Gross profit                                     20,404           13,499         6,905       (5,978)               927
Equity in The Woodlands Land
   Development Company, L.P.                                          --            --       (3,460) (D)         3,460
Selling, general and
   administrative expenses                        3,865            3,704           161           --                161
                                             ----------       ----------    ----------   ----------         ----------
Income (Loss) from operations                    16,539            9,795         6,744       (2,518)             4,226

Other (Income) expenses:
     Interest expenses                            3,626            3,626            --           --                --
     Other                                         (817)            (817)           --           --                --
                                             ----------       ----------    ----------   ----------        ----------
         Total other expense, net                 2,809            2,809            --           --                --

Income (Loss) before income
   taxes                                         13,730            6,986         6,744       (2,518)            4,226
Income tax expense (benefit)                      4,690            2,410         2,280         (869) (E)        1,411
                                             ----------       ----------    ----------   ----------        ----------
     Net income (loss)                       $    9,040       $    4,576    $    4,464   $   (3,387)       $    2,815
                                             ==========       ==========    ==========   ===========       ==========

                            THE WOODLANDS ENTITIES

                          NOTES TO PRO FORMA COMBINED
                            STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JULY 31, 1997



(A) Includes the elimination of The Woodlands Commercial Properties Company, L.P. which will not be acquired by the Company, and corporate overhead and other adjustments necessary to eliminate revenues and expenses related to non-acquired assets.

(B) Represents management fees of $311 payable by non-acquired entities to TWOC for corporate functions including human resources, maintenance, legal, finance and accounting.

(C) Reflects increase in expenses pursuant to lease agreements payable to The Woodlands Commercial Properties Company, L.P. for lease of the conference center and other facilities

(D)   Amount represents LandCo's equity in income of Landevco.

(E) Amount represents tax effects of pro forma adjustments at an effective tax rate of 34.5%.

                                EXHIBIT INDEX


         EXHIBIT NO.     DESCRIPTION OF EXHIBIT
         -----------     ----------------------

           23.01         Consent of Arthur Andersen LLP, Independent Public
                         Accountants, dated October 10, 1997 (filed herewith).
